1 AS207A-ADV Midland National® Life Insurance Company [8300 Mills Civic Parkway, West Des Moines, IA 50266] [Customer Service Center: (515) 440-5500] In this Contract, Midland National Life Insurance Company is referred to as “We”, “Us”, “Our”, or the “Company”. “You” and “Your” refer to the Contract Owner. We agree to pay the benefits provided by this Contract. This Contract is issued in consideration of the application and Initial Purchase Payment. RIGHT TO EXAMINE CONTRACT - It is important to Us that You are satisfied with this Contract and that it meets Your insurance goals. Read it carefully. If You are not satisfied with it, You may return it to Us at the address shown on the Specifications Page or to Your Financial Professional/Agent within [ten (10)] days after You receive it. If this Contract is a replacement of another annuity contract or a life insurance policy, Your right to return the Contract is extended to [thirty (30)] days. These periods are known as the “Right to Examine” period. If the Contract is not returned during the Right to Examine period, You will be bound by the terms and conditions contained herein. [We will pay You an amount equal to the sum of the Purchase Payments paid less withdrawals, if any, plus or minus the accumulated gains or losses, if any, in the Separate Account on the date of the cancellation, unless otherwise required by law.] THIS IS A LEGAL CONTRACT BETWEEN YOU AND US. READ IT CAREFULLY. This is a variable annuity Contract with Contract Value increasing or decreasing depending on the experience of the Investment Option(s). A minimum Contract Value is not guaranteed and there is the risk of up to the entire loss of the principal investment. This Contract is nonparticipating, with no dividends payable. Benefits available under this Contract are not less than those required by statute of the state in which this Contract is delivered. Individual Flexible Purchase Payment Deferred Variable Annuity Contract Annuity Payments Starting On Maturity Date Death Benefit Payable Before Maturity Date Non-Participating - Not Eligible For Dividends

2 AS207A-ADV TABLE OF CONTENTS SECTION 1: DEFINITIONS 4 1.1 ACCUMULATION UNIT 4 1.2 ACCUMULATION UNIT VALUE 4 1.3 ACCUMULATION VALUE 4 1.4 ADMINISTRATION FEE 4 1.5 ADVISORY FEE 4 1.6 ANNUITANT 4 1.7 BENEFICIARY 4 1.8 BUSINESS DAY 4 1.9 CONTINGENT ANNUITNT 4 1.10 CONTINGENT BENEFICARY 4 1.11 CONTRACT 5 1.12 CONTRACT ANNIVERSAY 5 1.13 CONTRACT VALUE 5 1.14 CONTRACT YEAR 5 1.15 DEATH BENEFIT 5 1.16 ENDORSEMENT OR RIDER 5 1.17 FUND 5 1.18 GOOD ORDER 5 1.19 GROSS PARTIAL WITHDRAWAL AMOUNT(S) 5 1.20 INITIAL PURCHASE PAYMENT 5 1.21 INVESTMENT OPTION(S) 5 1.22 ISSUE AGE 6 1.23 ISSUE DATE 6 1.24 MATURITY DATE 6 1.25 MINIMUM GROSS PARTIAL WITHDRAWAL AMOUNT 6 1.26 CONTRACT OWNER 6 1.27 PARTIAL WITHDRWAL AMOUNTS 6 1.28 PAYEE 6 1.29 PURCHASE PAYMENT 6 1.30 PREMIUM TAX 6 1.31 PRIMARY BENEFICIARY 6 1.32 PROOF OF DEATH 6 1.33 SUBACCOUNT 7 1.34 SURRENDER VALUE 7 1.35 VALUATION PERIOD 7 1.36 WRITTEN NOTICE AND NOTICE 7 SECTION 2: GENERAL PROVISIONS 7 2.1 CHANGES TO THE CONTRACT 7 2.2 BENEFICIARY 8 2.3 CHANGE OF BENEFICIARY 8 2.4 INCONTESTABILITY 8 2.5 MISSTATEMENT OF AGE OR SEX 8 2.6 ANNUAL REPORTS 8 2.7 NON-PARTICIPATING 8 2.8 CLAIMS TO CREDITORS 9 2.9 ASSIGNMENT 9 2.10 CONFORMITY WITH STATE LAW 9 2.11 EFFECT OF THE INTERNAL REVENUE CODE 9

3 AS207A-ADV SECTION 3: PURCHASE PAYMENT AND ALLOCATION 9 3.1 PURCHASE PAYMENT 9 3.2 ALLOCATIONS 9 3.3 TRANSFERS PRIOR TO MATURITY DATE 9 3.4 SUSPENSION OF PAYMENTS OR TRANSFERS 10 SECTION 4: SEPARATE ACCOUNT 10 4.1 SUBACCOUNTS 10 4.2 CHANGE IN INVESTMENT POLICY 10 4.3 CHANGE OF FUND 11 SECTION 5: CONTRACT VALUE 11 5.1 SEPARATE ACCOUNT VALUE 11 5.2 INVESTMENT OPTION(S) VALUE 11 5.3 ACCUMULATION UNITS 11 5.4 ACCUMULATION UNIT VALUE 11 5.5 NET INVESTMENT FACTOR 12 5.6 CHARGES AGAINST THE SEPARATE ACCOUNT 12 SECTION 6: SURRENDERS 12 6.1 SURRENDER 12 6.2 SURRENDER VALUE 12 SECTION 7: PARTIAL WITHDRAWALS 13 7.1 PARTIAL WITHDRAWALS 13 7.2 PARTIAL WITHDRAWAL AMOUNT 13 7.3 ADVISORY FEE WITHDRWAL 13 7.4 OTHER WITHDRAWAL OPTIONS 13 7.5 SYSTEMATIC WITHDRAWAL OPTION 13 SECTION 8: DEATH BENEFIT 14 8.1 DEATH OF THE CONTRACT OWNER BEFORE MATURITY DATE 14 8.2 DEATH OF ANNUITANT BEFORE MATURITY DATE 14 8.3 MULTIPLE BENEFICIARIES 14 8.4 SPOUSAL CONTINUANCE 14 8.5 PAYMENT OF DEATH PROCEEDS 14 8.6 NOTIFICATION OF DEATH 15 8.7 DEATH BENEFIT CALCULATION 15 SECTION 9: PAYOUT OPTIONS 15 SECTION 10: PAYOUT OPTION TABLES 16 SECTION 11: TERMINATION PROVISIONS 22

4 AS207A-ADV SECTION 1: DEFINITIONS The following are key words used in this Contract. They are important in describing both Your rights and Ours. When they are used, they are capitalized. As You read Your Contract, refer back to these definitions. 1.1 ACCUMULATION UNIT A unit of measure used to calculate the value of each Subaccount in the Separate Account. 1.2 ACCUMULATION UNIT VALUE A dollar value for each Accumulation Unit in a Subaccount on a given Business Day. 1.3 ACCUMULATION VALUE The dollar value of a Subaccount on a given Business Day, which is equal to the number of Accumulation Units multiplied by Accumulation Unit Value. 1.4 ADMINISTRATION FEE A fee based on the Accumulation Value and Default Account. The Administration Fee is shown on the Specifications Page. 1.5 ADVISORY FEE Fees paid by You for Registered Investment Advisory (RIA) services. You may elect to have the Advisory Fee deducted from Your Contract Value and paid directly to Your RIA. 1.6 ANNUITANT The person(s) named in the application and shown on the Specifications Page. This is the person whose life is used to determine the amount and duration of any annuity payments involving life contingencies under Payout Options. The Annuitant may not be changed during the Annuitant’s lifetime. This person may or may not be the Contract Owner or a Joint Contract Owner. 1.7 BENEFICIARY The person(s) to whom the Death Benefit will be paid in the event of death of the Contract Owner. 1.8 BUSINESS DAY Each day the New York Stock Exchange (NYSE) is open for regular trading. A Business Day ends when the NYSE closes for the day, generally 4:00 PM Eastern Time but may close earlier on certain days and as conditions warrant. All requests for transactions that are received at our administrative office in Good Order on any Business Day, will be processed as of the end of that Business Day. Any transactions required as of a date that does not fall on a Business Day will be processed on the next Business Day. If the Securities and Exchange Commission (“SEC”) determines the existence of emergency conditions on any day, and consequently the NYSE does not open, then that day is not considered a Business Day. 1.9 CONTINGENT ANNUITANT The person designated by You who, upon the Annuitant’s death prior to the Maturity Date, becomes the Annuitant. If You do not name a Contingent Annuitant within sixty (60) days of the original Annuitant’s death, then You will become the Annuitant. If the Contract Owner is a non-natural entity, a Contingent Annuitant cannot be named, and the Death Benefit will be payable upon the death of the Annuitant. 1.10 CONTINGENT BENEFICIARY The person(s) designated by You to receive the Death Benefit if the named Primary Beneficiary dies before the death of the Contract Owner. In the event more than one Primary Beneficiary is named, the Contingent Beneficiary will become the Beneficiary only if all named Primary Beneficiaries die before the Contract Owner and only if the

5 AS207A-ADV Contingent Beneficiary survives the Contract Owner. In such case, if more than one Contingent Beneficiary is named, each named Beneficiary will share equally in any benefit or rights granted by this Contract, unless You have given Us other Written Notice. 1.11 CONTRACT The entire Contract between You and Us consisting of the Contract, Specifications Page, any attached application, and any Endorsements, Riders, and amendments. 1.12 CONTRACT ANNIVERSARY After the Issue Date, the same date in each subsequent year as the Issue Date. If this date does not fall on a Business Day, the next available Business Day will be the Contract Anniversary. 1.13 CONTRACT VALUE The total value of your Contract during the accumulation period. All values are calculated as of the end of a Business Day. The Contract Value is equal to the sum of the Accumulation Value of all of the Subaccounts that You are allocated in the Separate Account plus any other Investment Option values that may be available by Rider or Endorsement. The accumulation period is the period beginning on the Issue Date and ends once a payout option is elected, or the date the Contract is terminated, if earlier. 1.14 CONTRACT YEAR The one-year period beginning on the Issue Date and ending one Business Day before the Contract Anniversary and each subsequent one-year period beginning on a Contract Anniversary. 1.15 DEATH BENEFIT The Contract Value determined as of the close of the next Business Day following Our receipt in Good Order due proof of death, an election of how the Death Benefit is to be paid, and any other documentation we may reasonably require. 1.16 ENDORSEMENT OR RIDER A document which amends this Contract or which provides additional benefits. When an Endorsement or Rider is attached to this Contract, it is a part of this Contract and is subject to all the terms of this Contract unless We state otherwise. 1.17 FUNDS The investment companies, more commonly called mutual fund companies, which provide the investment vehicles for the Separate Account on the Issue Date or as later changed by Us. 1.18 GOOD ORDER The Company’s receipt of all information, documents, instructions and/or payment We require to process requests or transactions for the Contract. To be in Good Order, instructions must be sufficiently clear so that We do not need to exercise any discretion to follow such instructions. We may require instructions be provided by Written Notice and/or on a form provided by Us. 1.19 GROSS PARTIAL WITHDRAWAL AMOUNT(S) The total amount requested as a partial withdrawal (before any reduction for Premium Tax, if applicable). You cannot request a Gross Partial Withdrawal Amount that would reduce your Contract Value to less than the Minimum Contract Value shown on the Specifications Page. 1.20 INITIAL PURCHASE PAYMENT The dollar amount sent to Us by You to initially fund this annuity and issue this Contract. The Initial Purchase Payment is shown on the Specifications Page.

6 AS207A-ADV 1.21 INVESTMENT OPTION(S) The investment choices available under this Contract and any Riders or Endorsements, for allocation of your Initial Purchase Payment, additional Purchase Payments and Contract Value. 1.22 ISSUE AGE The age of the Contract Owner on their last birthday before the Issue Date, if no Riders or Endorsements are elected. If one or more Rider(s) or Endorsement(s) are elected, the Issue Age will be restricted to conform with the requirements of this Contract and any Rider(s) or Endorsement(s) elected, including the permitted Issue Age range and the definition of Issue Age for Joint Contract Owners. In the case of Joint Contract Owners, if no Riders or Endorsements are elected, the Contract Issue Age is based on the age of the oldest Joint Contract Owner. If the Contract Owner is a non-natural entity, the Contract Issue Age will be based on the age of the Annuitant on the last birthday before the Issue Date. Joint Annuitants are not permitted. The Annuitant’s Issue Age is shown on the Specifications Page. 1.23 ISSUE DATE The date this Contract is issued and Your rights and benefits begin and from which Contract Anniversaries and Contract quarters are measured. The Issue Date is shown on the Specifications Page. 1.24 MATURITY DATE The latest date on which annuity payments must begin, fixed at issue of the Contract and cannot be changed after Issue. The Maturity Date is shown on the Specifications Page. 1.25 MINIMUM GROSS PARTIAL WITHDRAWAL AMOUNT The minimum dollar amount that is allowed by Us to be withdrawn prior to surrender. The amount is shown on the Specifications Page. 1.26 CONTRACT OWNER The person(s) or entity named in the application, or on the last ownership change received and recorded by Us, who is entitled to exercise all rights and privileges provided in this Contract. If the Contract Owner is a non-natural entity, the Death Benefit is payable upon the death of the Annuitant. 1.27 NET PARTIAL WITHDRAWAL AMOUNTS Total amount received by the Contract Owner from a Gross Partial Withdrawal after any reductions for including, but not limited to, Premium Tax if applicable, and any applicable Contract fees, Rider and/or Endorsement fees, and Advisory fees. 1.28 PAYEE The Contract Owner is the Payee on the Maturity Date. The Beneficiary is the Payee of the Death Benefit at the death of the Contract Owner, if the date of death is prior to the Maturity Date. 1.29 PAYOUT OPTION The option chosen by You under which annuity payments will be made under this Contract. 1.30 PURCHASE PAYMENT Any additional payment after the Initial Purchase Payment you make to this Contract, subject to any minimums as outlined on the Specification Page. The amount and timing of permitted payments may be subject to restrictions in any included Riders or Endorsements to this Contract. 1.31 PREMIUM TAX An amount that may be deducted from the Contract Value at surrender, annuitization or death. 1.32 PRIMARY BENEFICIARY

7 AS207A-ADV The party(ies) designated by You, who has the first right to receive the Death Benefit in the event of death of the Contract Owner, if the date of death is prior to the Maturity Date, provided such party survives the Contract Owner. If more than one Primary Beneficiary is named, each named Beneficiary will share equally in any benefit or rights granted by the Contract, unless You have given Us other Written Notice. If a Primary Beneficiary is named and does not survive the Contract Owner, any portion of the Death Benefit previously due them will be equally shared among the remaining named Primary Beneficiary(ies), unless You have given Us other Written Notice. 1.33 PROOF OF DEATH Proof of Death may consist of a certified copy of the death certificate or any other proof satisfactory to Us. 1.34 SUBACCOUNT A division of our Separate Account which invests exclusively in Funds. 1.35 SURRENDER VALUE The Contract Value available to You at the time of full surrender. 1.36 VALUATION PERIOD The period beginning at the close of one Business Day and continuing to the close of the next succeeding Business Day. 1.37 WRITTEN NOTICE AND NOTICE Written Notice means a notice of instruction provided by You that We determine provides sufficient detail and does not require Us to exercise any discretion in satisfying the instruction or request. As We may require by Our rules then in effect, your Written Notice may be required to be any of the following: 1) In electronic format and transmitted electronically as may be specified by Us; 2) In written format, signed by the Contract Holder, and transmitted electronically as may be specified by Us; 3) On a form We require and provide to You; or 3) Such other commercially acceptable means as may be specified by Us. Notice means information provided by Us or made available to You that may be in writing, via telephone, electronically, on a website, or through other secure and commercially acceptable means. SECTION 2: GENERAL PROVISIONS This Contract belongs to You and You are entitled to exercise the rights of the Contract. There may be joint Contract Owners, however, if there is more than one Contract Owner, both Contract Owners must be designated as each other’s Primary Beneficiary and both must consent to any change or the exercise of any rights under this Contract. We require the Contract Owner of the Contract to have an insurable interest in the Annuitant. An insurable interest does not exist if the Contract Owner’s sole economic interest in the Annuitant arises as a result of the Annuitant’s death. You have all rights granted by this Contract, including the right to change Contract Owners and Beneficiaries prior to the Maturity Date, subject to the rights of: 1) Any assignee of record with Us; 2) Any irrevocable Beneficiary; and 3) Any restricted Ownership. You must give Us Written Notice informing Us of Your request to change the Contract Owner. We reserve the right to refuse Your request for a change of Contract Owner in a nondiscriminatory manner as required for purposes of satisfying applicable laws or regulations. Once the Written Notice of Your change is received in Good Order and recorded by Us, it will take effect

8 AS207A-ADV as of the date it was signed, or a later date, if specified by You in the request. Your request is subject to any action taken or payment made by Us before We received the request in Good Order and recorded the change. 2.1 CHANGES TO THE CONTRACT No one has the right to change any part of this Contract, or to waive any of its provisions or conditions unless the change is approved in writing by one of Our officers. Only Our President or Secretary may modify this Contract. We may change this Contract without Your consent to conform to state or federal laws or regulations by attaching an Endorsement, Rider or amendment to this Contract. 2.2 BENEFICIARY The Beneficiary is the party named as Beneficiary on the application or as later changed by sending Us Written Notice, as explained in the Change of Beneficiary Section. A Beneficiary is revocable unless otherwise stated in the Beneficiary designation. If no Primary Beneficiary is living at the time of a Contract Owner’s death, the Death Benefit is payable to the Contingent Beneficiary(ies). If no Contingent Beneficiary is living at the time of a Contract Owner’s death, the Death Benefit will be paid to the Contract Owner or Contract Owner’s estate. If there are Joint Contract Owners, the surviving Joint Contract Owner will be designated as the sole Primary Beneficiary, and all other named Beneficiary(ies) on record will be treated as Contingent Beneficiary(ies). 2.3 CHANGE OF BENEFICIARY You may change a revocable Beneficiary. We must receive Written Notice informing Us of the change. We reserve the right to refuse Your request for a change of Beneficiary in a nondiscriminatory manner as required for purposes of satisfying applicable laws or regulations. Once the Written Notice of Your change is received in Good Order and recorded by Us, it will take effect as of the date it was signed, unless otherwise specified by the Contract Owner. Your request is subject to any action taken or payment made by Us before We received the request in Good Order and recorded the change. An irrevocable Beneficiary cannot be changed without permission from the irrevocable Beneficiary. By designating an irrevocable Beneficiary, You give up the right to change that Beneficiary. 2.4 INCONTESTABILITY We will not contest this Contract. You may contest this Contract during the Right to Examine period but may not contest the Contract beyond that date. 2.5 MISSTATEMENT OF AGE OR SEX If the age or sex of the Annuitant has been misstated, We will adjust the amount of each annuity payment to the amount the Purchase Payments, including the Initial Purchase Payment, would have purchased at the correct age and sex of the Annuitant. Any underpayments made by Us will be paid to the Payee who made them. Any overpayments made by Us will be charged against benefits falling due after adjustment. All underpayments and overpayments will include interest at the rate required by the jurisdiction in which this Contract is delivered and will not be less than 1% but not more than 6% per annum. 2.6 ANNUAL REPORTS We will send You an Annual Report, without charge, at least annually which provides information about Your Contract as required by any applicable law. You may request additional Annual Reports without charge at any time. The Annual Report provided will provide current information as of a date not more than four months prior to the date of mailing. The Annual Report will contain at least the following information: 1) The beginning and ending dates for the current Annual Report period; 2) The Contract Value at the beginning and ending of the current Annual Report period; 3) The amounts that have been credited and debited to your Contract Value during the current Annual Report period, identified by the type of activity the amount represents; 4) Death Benefit at the end of the current Annual Report period; and

9 AS207A-ADV 5) The Surrender Value at the end of the current Annual Report period. 2.7 NON-PARTICIPATING This Contract is non-participating and does not share in Our earnings. Neither You nor your Beneficiaries will receive any dividends. 2.8 CLAIMS TO CREDITORS To the extent permitted by law, no benefits payable under this Contract to a Beneficiary or Payee are subject to the claims of creditors. 2.9 ASSIGNMENT You must give Us Written Notice informing Us of Your request to assign this Contract. We reserve the right to refuse Your request to assign this Contract in a nondiscriminatory manner as required for purposes of satisfying applicable law or regulations. We are not responsible for any adverse tax consequences resulting from any assignment. As We are not tax professionals, please consult Your tax professional prior to submitting a request to assign this Contract. Upon receipt and acceptance by Us, a change takes effect as of the date the Written Notice was signed, unless otherwise specified by the Contract Owner. We will not be responsible for the validity of any assignment. We will not be liable for any payments We make prior to the date of Our recorded approval. 2.10 CONFORMITY WITH STATE LAW Any provision of this Contract that, on its effective date, conflicts with the laws of the state in which this Contract is delivered is amended to meet the minimum requirements of such laws applicable to this Contract. 2.11 EFFECT OF THE INTERNAL REVENUE CODE The Contract is intended to comply with: (1) the requirements of the Internal Revenue Code (the “IRC”), as amended; and (2) all applicable tax rules and regulations issued thereunder. In the event of any conflict between the Contract and the IRC, the IRC will govern in order to maintain treatment of the Contract as an annuity under the IRC. SECTION 3: PURCHASE PAYMENT AND ALLOCATION 3.1 PURCHASE PAYMENT The Initial Purchase Payment is due on the Issue Date. You may make additional Purchase Payments in any amount and frequency, dependent upon the election of any Endorsement(s) or Rider(s) and conditions and limitations imposed therein, subject to the additional Purchase Payment minimum shown on the Specifications Page with receipt of valid updated allocation instructions. Additional Purchase Payments are considered Purchase Payments received after the Issue Date during the accumulation phase. All additional Purchase Payment(s) must be allocated into one or more of the Separate Account Investment Options or any other Investment Option(s) that may be attached by Rider or Endorsement. 3.2 ALLOCATIONS You determine, using dollar amounts or percentages, how Purchase Payments will be allocated to the Investment Option(s). On the Issue Date, your Purchase Payment will be allocated to the Investment Option(s) based on the instructions specified on your application. Your allocation options on the Issue Date are shown on the Specifications Page. You may change the allocation for subsequent payments at any time while this Contract is in force. To do so, You must send Us Written Notice or contact Us by telephone, if telephone authorization is provided by You. The change will take effect on the Business Day We receive notice. We reserve the right to limit the number of Investment Options in which You are invested. 3.3 TRANSFERS PRIOR TO MATURITY DATE

10 AS207A-ADV You may request to transfer amounts from one Investment Option to another in writing, or by any other means We, at Our sole discretion, deem to be acceptable. The minimum transfer amount You may transfer is shown on the Specifications Page. This minimum does not need to come from any one Investment Option or be transferred to any one Investment Option. The minimum applies to the net amounts being transferred at Your request. You may request an unlimited number of transfers subject to the restrictions noted below; however, We reserve the right to charge a Transfer Fee, as shown on the Specifications Page. We reserve the right to restrict or reject any trading activity that We determine would be a violation of Our excessive/frequent trading policy designed to help prevent market timing or other abusive trading practices. We reserve the right to honor instructions We receive from the fund managers of any Investment Option to restrict, delay or reverse a Contract Owner’s transfer request that they have deemed to be a violation of their excessive/frequent trading policy. We reserve the right to delay or reject a transaction at any time that We are unable to purchase or redeem shares of any Investment Option available under this Contract due to trading restrictions placed on the Investment Option by the fund managers. You will be notified in writing if restrictions are placed on Your ability to transfer among the available Investment Option(s). Transfers will be processed as of the Valuation Period that We receive Written Notice in Good order prior to the close of that Valuation Period’s Business Day. If Written Notice is received after the close of that Valuation Period’s Business Day, the Transfer will be processed as of the close of the next Valuation Period’s Business Day. After deducting the amount of the transfer, the amount remaining in any Investment Option must be equal to or greater than zero. 3.4 SUSPENSION OF PAYMENTS OR TRANSFERS We may suspend or postpone transfers or payments for Gross Partial Withdrawals for any period when:  The New York Stock Exchange is closed, other than customary non-Business Days such as weekends and certain holidays where the markets are closed;  Trading on the New York Stock Exchange is restricted;  An emergency, as determined by the SEC, exists as a result of which disposal of the Investment Option shares is not reasonably practical or We cannot reasonably value the Investment Option shares; or  During any other period when the SEC, by order, so permits for the protection of Contract Owners. SECTION 4: SEPARATE ACCOUNT Our Separate Account C receives and invests Your Purchase Payments under this Contract. Our Separate Account C is established under the Insurance Laws of the State of Iowa and is a unit investment trust registered with the SEC under the Investment Company Act of 1940. It is also subject to the laws of Iowa. We own the assets of the account; We established the account to support variable annuity contracts. The assets in the Separate Account are equal to the reserves and other liabilities of the Separate Account and may not be charged with liabilities arising out of Our other business. 4.1 SUBACCOUNTS The Separate Account assets are divided into Subaccounts corresponding to the Separate Account Investment Option(s) you select, as shown on the Specifications Page. We use the assets of Our Separate Account to buy shares in the Funds. Each Separate Account Investment Option is invested in a corresponding specific portfolio. Income and realized and unrealized gains and losses from Our shares in each portfolio are credited to, or charged against, the Separate Account Investment Option. This is without regard to income, gains, or losses in Our other investment accounts.

11 AS207A-ADV We will always keep assets in the Subaccount with a total value at least equal to the amount held in the Separate Account under Contracts like this one. To the extent those assets do not exceed this amount, We use them only to support those contracts; We do not use those assets to support any other business We conduct. We may use any excess over this amount in any way We choose. The Separate Account will be valued at the close of each Business Day. 4.2 CHANGE IN INVESTMENT POLICY A portfolio of the Funds may make a material change in its investment policy. In that case, We will send You a Notice of the change. Within sixty (60) days after You receive the Notice, or within sixty (60) days after the effective date of the change, if later, You may transfer any amount You have in that Investment Option to another Investment Option. The process for changing the investment policy of the Separate Account will be approved by the Iowa Insurance Division, the regulator in Our state of domicile, and the process for doing so is on file with the Insurance Commissioner in the state in which this Contract is delivered. 4.3 CHANGE OF FUND A portfolio might, in Our judgment, become unsuitable for investment by an Investment Option. This may happen because of a change in investment contract, a change in the laws or regulations, because the shares are no longer available for investment, or for some other reason not listed herein. If that occurs, We have the right to substitute another portfolio of the Funds, or to invest in Funds other than the ones We show on the application or Specifications Page. However, We would first seek approval from the SEC and, where required, the insurance regulator where this Contract is delivered. SECTION 5: CONTRACT VALUE 5.1 SEPARATE ACCOUNT VALUE We place all Purchase Payments You allocate to the Separate Account Investment Options into Subaccounts of the Funds. We use Accumulation Units to account for all amounts allocated to or withdrawn from each Subaccount as a result of Purchase Payments, Gross Partial Withdrawals, Transfers, or the deduction of Contract, Rider or Advisory fees, if applicable. Your Contract Value at any time will be the sum of the values in each Investment Option. The value in each Separate Account Investment Option is equal to (a) multiplied by (b) where(a) is the Accumulation Unit Value as of the end of the Valuation Period for which the value in the Separate Account Investment Option is determined and (b) is the number of Accumulation Units in the Separate Account Investment Option. We guarantee that adverse mortality and expense experience will not affect the amount You have in Our Separate Account. This Contract Value increases and decreases based on Purchase Payments, transfers, Gross Partial Withdrawals, the deduction of Contract fees and Advisory Fees (if applicable), and the investment performance of the Investment Options You select. 5.2 INVESTMENT OPTION(S) VALUE We include Purchase Payments You allocate to other Investment Options available through additional Riders or Endorsements into determination of the overall Contract Value. Please refer to the Prospectus for those Investment Option(s) available to You. 5.3 ACCUMULATION UNITS On the Issue Date, the number of Accumulation Units in each Subaccount is equal to the Initial Purchase Payment amount allocated to that Subaccount, divided by that Subaccount’s Accumulation Unit Value. At the end of each Business Day, We adjust the number of Accumulation Units in each Subaccount as follows: (1) additional Purchase Payments and transfers into a Subaccount will increase the number of Accumulation Units; and (2) Gross Partial Withdrawals (including any applicable Advisory Fees), transfers out of a Subaccount, and the

12 AS207A-ADV deduction of any Contract transfer fees or Rider fees will decrease the number of Accumulation Units. The change in the number of Accumulation Units is equal to the net amount allocated to or deducted from the Subaccount, divided by that Subaccount’s Accumulation Unit Value. 5.4 ACCUMULATION UNIT VALUE The initial Accumulation Unit Value of each Separate Account Investment Option is set at [$10.00]. The Accumulation Unit Value for each subsequent Valuation Period is then determined at the end of the Valuation Period and will be equal to the Net Investment Factor for that period multiplied by the Accumulation Unit Value for the immediately preceding Valuation Period. The Accumulation Unit Value applies to each Valuation Period. The Accumulation Unit Value may increase or decrease from one Valuation Period to the next. 5.5 NET INVESTMENT FACTOR The net investment factor is an index used to measure the investment performance of a Separate Account Investment Option from one Valuation Period to the next. The net investment factor can be greater or less than one; therefore, the Accumulation Unit Value may increase or decrease. The net investment factor for each Separate Account Investment Option for a Valuation Period is determined by taking a) divided by b) minus c) minus d) where: a) Is the total of: 1) the net asset value per share at the end of the current Valuation Period; plus 2) any dividend or capital gains per share reinvested during the current Valuation Period; plus 3) total accrued, but not yet reinvested, capital gains per share as of the current Valuation Period; b) Is the total of: 1) the net asset value per share at the end of the preceding Valuation Period; plus 2) total accrued, but not yet reinvested, capital gains per share as of the preceding Valuation Period; c) Is the Mortality and Expense Fee for each day in the current Valuation Period; and d) Is the Administration Fee for each day in the current Valuation Period. 5.6 CHARGES AGAINST THE SEPARATE ACCOUNT In determining the Accumulation Unit Value, We deduct the Mortality and Expense Fee and Administration Fee, as shown on the Specifications Page, from the assets of each Investment Option in the Separate Account. The earnings of the Separate Account are taxed as part of Our operations. At the present time, We do not expect to incur taxes on earnings of any Separate Account Investment Option to the extent that earnings are credited under this Contract. If We incur additional taxes due to the operation of the Separate Account, We may make charges for such taxes against the Separate Account Investment Option(s). SECTION 6: SURRENDERS 6.1 SURRENDER You may surrender this Contract for its Surrender Value at any time before the Maturity Date. The Surrender Value will be processed as of the Valuation Period that We receive Written Notice prior to the that We receive Written Notice in Good order prior to the close of that Valuation Period’s Business Day. If Written Notice is received after the close of that Valuation Period’s Business Day, the Transfer will be processed as of the close of the next Valuation Period’s Business Day.

13 AS207A-ADV We will pay the Surrender Value within seven (7) days after We receive Written Notice. We may defer payment for a longer period as described in Section 3.4 of this Contract or as so permitted or required by the regulator of the State in which this Contract is delivered. 6.2 SURRENDER VALUE The Surrender Value is equal to: 1) The Contract Value; less 2) Any applicable Premium Tax. The Surrender Value cannot be greater than this Contract Value, but in no event will it be less than the minimum required by the laws of the state in which this Contract is delivered. SECTION 7: PARTIAL WITHDRAWALS 7.1 GROSS PARTIAL WITHDRAWALS A Gross Partial Withdrawal is a request for an amount less than the total Contract Value. You may withdraw part of the Contract Value at any time before the Maturity Date, subject to the Minimum Gross Partial Withdrawal Amount shown on the Specifications Page. A partial withdrawal may not bring the Contract Value below the Minimum Contract Value shown on the Specifications Page. We will generally pay the Partial Withdrawal Amount within seven days after We receive a properly completed partial withdrawal request in Good Order. We may defer payment for a longer period as described in Section 3.4 of this Contract. Unless You specify otherwise, Your Gross Partial Withdrawal Amount will be deducted from the Investment Option(s) in the same proportion as each Investment Option bears to Your Contract Value. This allocation is subject to minimum amount requirements. Partial withdrawals will be processed as of the Valuation Period that We receive proper notification prior to the close of that Valuation Period’s Business Day. If Written Notice is received after the close of that Valuation Period’s Business Day, the Transfer will be processed as of the close of the next Valuation Period’s Business Day. 7.2 NET PARTIAL WITHDRAWAL AMOUNT The Partial Withdrawal Amount is equal to: 1) The Gross Partial Withdrawal Amount; less 2) Any applicable Premium Tax; or 3) Any other applicable charges or adjustments. 7.3 ADVISORY FEE WITHDRAWAL If You have an advisor who provides You with investment advisory services, You may elect to have an Advisory Fee deducted from Your Contract Value and paid directly to Your advisor. The Maximum Advisory Fee assessed for a calendar year may not exceed the Maximum Advisory Fee, shown on Specifications Page. Advisory Fee Withdrawals will reduce the Contract Value by the amount of the Advisory Fee withdrawn. 7.4 OTHER WITHDRAWAL OPTIONS In addition to Gross Partial Withdrawal(s) or full surrender, You may withdraw from the value of Your Contract before the Maturity Date in the following ways: 1) After the first Contract Year and upon Your request, You may select a Pay-Out Option as specified in the Pay-Out provisions endorsement. Your payment amount under the Pay-Out Option will be calculated based on Your Surrender Value at the time the Pay-Out Option is elected. 2) Other withdrawal options may be available by attached Endorsement or Rider.

14 AS207A-ADV 7.5 SYSTEMATIC WITHDRAWAL OPTION You may elect a systematic withdrawal option if all of the following requirements are satisfied as of the date We receive your request: 1) The Contract Owner is living, 2) The Contract has not reached the Maturity Date, and 3) Your right to examine the Contract has expired. All systematic withdrawals are considered partial withdrawals and will be deducted first from each Separate Account Investment Option in the same proportion as each Separate Account Investment Option bears to Your total Separate Account Contract Value, then once exhausted, from the value allocated to other Investment Option(s) available. Withdrawals may be made monthly, quarterly, semi-annually or annually. However, We reserve the right to change the frequency of payments or discontinue payments if the payment is less than [$100.00]. Systematic withdrawals will be processed as of the Valuation Period that We receive Notice in Good Order prior to the close of that Valuation Period’s Business Day. If Written Notice is received after the close of that Valuation Period’s Business Day, the Transfer will be processed as of the close of the next Valuation Period’s Business Day. You may discontinue systematic withdrawals at any time. The balance remaining in the Contract Value will continue to increase or decrease, depending on the investment experience of the Investment Option(s) in which Your Contract Value resides. If Your Contract Value declines, systematic withdrawals may no longer be supported it the Contract Value is below than the minimum amount referenced above. Notice that systemic withdrawals are no longer supported will be returned to You. SECTION 8: DEATH BENEFIT 8.1 DEATH OF THE CONTRACT OWNER BEFORE MATURITY DATE If the sole Contract Owner dies prior to the Maturity Date, We pay the Death Benefit to the applicable Primary Beneficiary(ies). If the case of Joint Contract Owners, the Death Benefit will be paid upon the death of the first Contract Owner, unless the sole Primary Beneficiary is the Spouse. In this case, the Spouse may elect to continue the Contract as the new Contract Owner. If there are Joint Contract Owners, the surviving Joint Contract Owner is designated as sole Primary Beneficiary and all other Beneficiary(ies) on record are treated as Contingent Beneficiary(ies). If the Contract Owner is a Non-Natural entity, the Death Benefit is paid to the applicable Primary Beneficiary(ies) upon death of the Annuitant. 8.2 DEATH OF ANNUITANT BEFORE MATURITY DATE If the Contract is owned by a natural person and the Annuitant dies before the Maturity Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless You name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, We will allow You sixty (60) days to designate someone other than You as the Annuitant. If the Contract is owned by a non-natural entity, the Death Benefit is payable upon the death of the Annuitant. 8.3 MULTIPLE BENEFICIARIES If there are multiple Primary Beneficiaries, each Primary Beneficiary will receive their proportional share of the Death Benefit amount as of the date We receive documentation from each Primary Beneficiary on how their portion of the Death Benefit is to be paid. 8.4 SPOUSAL CONTINUANCE If the sole Primary Beneficiary is the surviving Spouse of the deceased Contract Owner, the surviving Spouse may elect to continue the Contract at the current Contract Value. In this event, the surviving Spouse will assume ownership of the Contract and any Death Benefit paid later will be the Contract Value at the time We received Notice of their death. This option may only be exercised one time.

15 AS207A-ADV If the Death Benefit is greater than the Contract Value at the time We receive Notice of the Contract Owner’s death, the Contract Value will be set equal to the Death Benefit upon exercise of the Spousal Continuance. 8.5 PAYMENT OF THE DEATH BENEFIT We will pay a Death Benefit upon receipt of a Death Benefit claim in Good Order. A complete Death Benefit claim includes all of the following in Good Order: 1) Proof of Death; 2) An election of how the Death Benefit is to be paid; and 3) Any other documentation We so require. The Contract is terminated upon payment of the Death Benefit. 8.6 NOTIFICATION OF DEATH At the time of notification of death and upon the receipt of documentation of death, the Primary Beneficiary(ies) will have the following options regarding the current Contract Value: 1) Money Market Option: notify Us to allocate the Contract Value into the Money Market or other fund as designated by Us. All Primary Beneficiaries must authorize the allocation to Money Market. 2) Existing Allocation(s) Option: Unless We receive Written Notice from all Primary Beneficiaries to move the Contract Value to the Money Market, We will leave the Contract Value in the current Investment Option(s). 8.7 DEATH BENEFIT CALCULATION The Death Benefit is the Contract Value, which will be calculated as of the Valuation Period that We receive a complete Death Benefit claim in Good Order from the first Primary Beneficiary of record prior to the close of that Valuation Period’s Business Day. If Written Notice is received after the close of that Valuation Period’s Business Day, the calculation will be processed as of the close of the next Valuation Period’s Business Day. The amount of the Death Benefit will be the Contract Value, unless so modified by attachment of a Rider or Endorsement. The Death Benefit amount will be increased by interest at the rate required by the jurisdiction in which this Contract is delivered from the date We receive all required documents in Good Order until payment is made, less any applicable Premium Tax, Rider or Endorsement fees, or Contract fees. In the case of multiple Beneficiaries, the amount received by each Beneficiary after the first Primary Beneficiary claim is processed will be the Death Benefit, subject to the Investment Option performance of the portion of the Contract Value attributable to each Beneficiary until the Valuation Period on which their Good Order claim is completed. If the Contract Owner dies before the entire interest in the Contract has been distributed, and the surviving spouse is not the sole Primary Beneficiary, any remaining balance will: 1) Be distributed to the appropriate Primary Beneficiary(ies) within five (5) years from the death of the Contract Owner or 2) Be distributed over the life of the Primary Beneficiary(ies) or over a period not extending beyond the life expectancy of such Primary Beneficiary(ies), and 3) Such distributions must begin no later than one (1) year after the date of death of the Contract Owner or a later date as prescribed by Internal Revenue Service regulations. Each Primary Beneficiary may elect one of the following Death Benefit options: 1) Paid in a single sum; or 2) Elect a payment plan, as described in [Section 9] of Your Contract. Payments under this Section are in full settlement of all liability under this Contract.

16 AS207A-ADV SECTION 9: PAYOUT OPTIONS 9.1 PAYMENT OF THE CONTRACT PROCEEDS On the Maturity Date, the value available to the Payee is the Accumulation Value, less any applicable Premium Tax, Contract fees, or Rider/Endorsement fees. You may elect to have this value paid in a lump sum or under one of the payment plans described below. The election of a payment plan must be made in writing and received in Good Order at least thirty (30) days prior to the Maturity Date. If no election is made, the automatic payment plan of a life annuity with 10-year period certain paid monthly to the Payee will be applied. If the Accumulation Value on the Maturity Date is less than [$2,500.00], the annual payment is less than [$50.00], or the Payee is a corporation, partnership, association, trustee or assignee, We reserve the right to pay the Accumulation Value to the Contract Owner in a lump sum cash payment. Annuity payments will not be less than those that would be provided by the application of the cash surrender value to purchase a single premium immediate annuity contract at purchase rates offered by the company at the time of the same class of annuitants. 9.1 FREQUENCY OF ANNUITY PAYMENTS Annuity payments will be made monthly, unless a different mode of payment is elected. If monthly payments would be less than [$50.00], We reserve the right to change the payment frequency, so that payments are at least [$50.00]. 9.2 FIXED PAYMENT OPTIONS Payments and earnings under the fixed payment options are not affected by the investment experience of any Investment Option. Interest credited on all fixed payment options will never be less than [1.00%], or less than those required in the jurisdiction this Contract was delivered in. 9.3 PAYOUT OPTIONS Annuity payments will be made according to one of the following Payout Options listed below. In the alternative, if at the time You elect a Payout Option, We offer Payout Options in addition to those listed in this Contract, You may elect to have annuity payments made under any Payout Option offered by Us. Option 1 - Income for Specified Period We will pay an income for a specific number of years in equal payments. We guarantee these payments to be at least those shown in [Table 1]. At Our sole discretion, excess interest may be paid or credited from time to time in addition to the payments guaranteed under Option 1. Option 2 - Life Annuity Life Only: We will pay equal monthly payments during the lifetime of the Annuitant. Upon the death of the Annuitant, payments will cease. We guarantee these payments to be at least those shown in [Table 2]. With Guaranteed Periods: We will pay equal monthly payments for a selected number of guaranteed payments, and then for as long as the Annuitant is living thereafter. We guarantee these payments to be at least those shown in [Table 2]. Income under this option is based on the age of each person. We require proof of age. We reserve the right to require proof of survival under these options. Option 3 Income for a Specified Amount We make payments of the specified amount until the Accumulation Value is exhausted. The specified amount is subject to the limitation that the Accumulation Value must be payable for at least five (5) years and must be exhausted at the end of twenty (20) years. Payments will begin upon election of a payment plan and will continue until the Accumulation Value, at the rate specified in [Table 1] compounded per annum, is exhausted.

**Option 4 - Joint and Survivor Income**

We will pay monthly payments during the lifetime of the Annuitant and the named joint life. We determine the payment amount by the sex and age of each person according to [Table 3]. The Annuitant must be at least [fifty (50)] years old, and the joint life must be at least [forty-five (45)] years old, at the time of the first monthly payment. Upon request, We will furnish values for age or sex combinations not shown in Table 3.

Income under this option is based on the age of each person. We require proof of age. We reserve the right to require proof of survival under these options.

## SECTION 10: PAYOUT OPTION TABLES

Upon request, We will furnish rates for ages and guaranteed periods applicable to the Payout Option for the calendar year You elect to begin payments.

### [TABLE 1]

### INCOME FOR SPECIFIED PERIOD FACTORS

Payments shown are for each $1,000.00 of net proceeds applied. Interest is [ 1.00] % and is subject to change as described in the Pay-Out Provisions Section.

Specified Period not to exceed twenty (20) years. Payment will begin upon valid election.

[

| ANNUAL YEARS | ANNUAL | SEMI-ANNUAL | QUARTERLY | MONTHLY |
|---|---|---|---|---|
| 1 | N/A | N/A | N/A | N/A |
| 2 | N/A | N/A | N/A | N/A |
| 3 | N/A | N/A | N/A | N/A |
| 4 | N/A | N/A | N/A | N/A |
| 5 | 203.99 | 102.25 | 51.19 | 17.07 |
| 6 | 170.83 | 85.63 | 42.86 | 14.30 |
| 7 | 147.15 | 73.76 | 36.92 | 12.31 |
| 8 | 129.39 | 64.85 | 32.46 | 10.83 |
| 9 | 115.58 | 57.93 | 29.00 | 9.67 |
| 10 | 104.53 | 52.39 | 26.23 | 8.75 |
| 11 | 95.49 | 47.86 | 23.96 | 7.99 |
| 12 | 87.96 | 44.09 | 22.07 | 7.36 |
| 13 | 81.59 | 40.90 | 20.47 | 6.83 |
| 14 | 76.13 | 38.16 | 19.10 | 6.37 |
| 15 | 71.40 | 35.79 | 17.91 | 5.97 |
| 16 | 67.27 | 33.71 | 16.88 | 5.63 |
| 17 | 63.62 | 31.89 | 15.96 | 5.32 |
| 18 | 60.37 | 30.26 | 15.15 | 5.05 |
| 19 | 57.47 | 28.80 | 14.42 | 4.81 |
| 20 | 54.86 | 27.50 | 13.76 | 4.59 |

]

17

AS207A-ADV

[TABLE 2]

## MONTHLY INCOME FOR LIFE AND LIFE WITH GUARANTEED PERIODS

Equal monthly payments for life only, for guaranteed periods of ten (10) or twenty (20) years as elected, and for life thereafter as shown in the table below. Amount of each monthly payment shown is per $1,000.00 of net proceeds. Amounts are based on the [2012 Individual Annuity Reserve Table] and [1.00] % interest.

Payment will begin upon valid election.

[

**Unisex**

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2030** | 55 | 2.76 | 2.75 | 2.71 |
| | 65 | 3.62 | 3.57 | 3.42 |
| | 75 | 5.26 | 5.05 | 4.23 |
| | 85 | 9.16 | 7.28 | 4.57 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2040** | 55 | 2.71 | 2.70 | 2.67 |
| | 65 | 3.54 | 3.50 | 3.37 |
| | 75 | 5.12 | 4.94 | 4.20 |
| | 85 | 8.89 | 7.20 | 4.57 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2050** | 55 | 2.67 | 2.66 | 2.64 |
| | 65 | 3.47 | 3.44 | 3.32 |
| | 75 | 4.99 | 4.84 | 4.17 |
| | 85 | 8.64 | 7.11 | 4.57 |

]

18

AS207A-ADV

## [TABLE 2 (continued)]

## MONTHLY INCOME FOR LIFE AND LIFE WITH GUARANTEED PERIODS

Equal monthly payments for life only, for guaranteed periods of ten (10) or twenty (20) years as elected, and for life thereafter as shown in the table below. Amount of each monthly payment shown is per $1,000.00 of net proceeds. Amounts are based on the [2012 Individual Annuity Reserve Table] and [1.00] % interest.

Payment will begin upon valid election.

**Female**

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2030** | 55 | 2.76 | 2.75 | 2.71 |
| | 65 | 3.62 | 3.57 | 3.42 |
| | 75 | 5.26 | 5.05 | 4.23 |
| | 85 | 9.16 | 7.28 | 4.57 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2040** | 55 | 2.71 | 2.70 | 2.67 |
| | 65 | 3.54 | 3.50 | 3.37 |
| | 75 | 5.12 | 4.94 | 4.20 |
| | 85 | 8.89 | 7.20 | 4.57 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2050** | 55 | 2.67 | 2.66 | 2.64 |
| | 65 | 3.47 | 3.44 | 3.32 |
| | 75 | 4.99 | 4.84 | 4.17 |
| | 85 | 8.64 | 7.11 | 4.57 |

19

AS207A-ADV

## [TABLE 2 (continued)]

## MONTHLY INCOME FOR LIFE AND LIFE WITH GUARANTEED PERIODS

Equal monthly payments for life only, for guaranteed periods of ten (10) or twenty (20) years as elected, and for life thereafter as shown in the table below. Amount of each monthly payment shown is per $1,000.00 of net proceeds. Amounts are based on the [2012 Individual Annuity Reserve Table] and [1.00] % interest.

Payment will begin upon valid election.

**Male**

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2030** | 55 | 2.87 | 2.85 | 2.80 |
| | 65 | 3.80 | 3.75 | 3.54 |
| | 75 | 5.67 | 5.36 | 4.33 |
| | 85 | 10.18 | 7.64 | 4.58 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2040** | 55 | 2.80 | 2.79 | 2.75 |
| | 65 | 3.70 | 3.65 | 3.48 |
| | 75 | 5.47 | 5.21 | 4.30 |
| | 85 | 9.81 | 7.55 | 4.58 |

| Year | Age | Life Only | Life with 10 Year Certain | Life with 20 Year Certain |
|---|---|---|---|---|
| **2050** | 55 | 2.75 | 2.74 | 2.70 |
| | 65 | 3.60 | 3.57 | 3.42 |
| | 75 | 5.30 | 5.08 | 4.27 |
| | 85 | 9.47 | 7.45 | 4.58 |

20

AS207A-ADV

AS207A-ADV 21 [TABLE 3] JOINT AND SURVIVOR INCOME FACTORS Payments shown are monthly and are for each $1,000.00 of net proceeds applied. Based on the [2012 Individual Annuity Reserve Table], and [1.00] % interest. Payment will begin upon valid election. Male Age 2030 45 50 55 60 65 70 45 2.06 2.13 2.17 2.20 2.22 2.23 50 2.14 2.24 2.32 2.38 2.41 2.44 Female Age 55 2.20 2.34 2.47 2.57 2.64 2.69 60 2.24 2.42 2.60 2.76 2.89 2.98 65 2.27 2.47 2.69 2.92 3.14 3.32 70 2.28 2.50 2.76 3.05 3.36 3.66 2040 45 50 55 60 65 70 45 2.05 2.11 2.15 2.18 2.19 2.20 50 2.12 2.22 2.30 2.35 2.38 2.41 Female Age 55 2.18 2.32 2.44 2.54 2.61 2.65 60 2.21 2.38 2.56 2.72 2.85 2.94 65 2.24 2.43 2.65 2.88 3.09 3.26 70 2.25 2.46 2.71 2.99 3.30 3.59 Male Age 2050 45 50 55 60 65 70 45 2.03 2.09 2.13 2.15 2.17 2.18 50 2.10 2.20 2.28 2.33 2.36 2.38 Female Age 55 2.15 2.29 2.41 2.51 2.57 2.61 60 2.19 2.36 2.53 2.69 2.81 2.89 65 2.21 2.40 2.61 2.84 3.04 3.21 70 2.22 2.43 2.67 2.94 3.24 3.53

AS207A-ADV 22 SECTION 11: TERMINATION PROVISIONS This Contract terminates and all Contract benefits, will end on the earlier of: 1. the date You complete a full Surrender; 2. the date the Contract Value is reduced to zero for any reason; or; 3. the date upon which the Company receives due proof of Your (or any Joint Contract Owner's) death and all Primary Beneficiary(ies) election of a Death Benefit Payout Option in Good Order Our Customer Service Center, unless the Contract is continued by the Spouse under the Spousal Continuation Option. Individual Flexible Purchase Payment Deferred Variable Annuity Contract Annuity Payments Starting On Maturity Date Death Benefit Payable Before Maturity Date Non-Participating - Not Eligible For Dividends